UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

Game Face Gaming, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-164651	27-1551007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 East Sunrise Highway Suite 202 Valley Stream NY	11581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(516) 303- 8100

4655 Gran River Glen, Duluth GA 30096
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2011, Game Face Gaming, Inc. (formerly Intake Communication, Inc.), a Florida corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”)”) with Lemberg Consulting, Inc., a New York corporation (the Seller”) pursuant to which the Company acquired certain assets of the Seller in consideration for the issuance of 22,666,667 shares of its common stock. The assets purchased consist of a provisional patent and other intellectual property related to operating multi-platform, multiplayer non-wagering, non-games of chance, such as chess, poker, and backgammon. As a result of the transaction, we now own the domain name www.FaceUpGaming.com.

The Asset Purchase Agreement contained customary representations and warranties from each of the Company and the Seller. The Company did not assume any liabilities in connection with the acquisition, other than the contractual payments due to Icreon Communications Ltd., a company located in India which provides development outsourcing as well as other platform related enhancement and support work. Icreon is to be paid as follows - (i) $25,000 when the platform completes Alpha testing; (ii) $27,500 after beta; and (iii) the remaining $27,500 after user acceptance testing.

For all the terms and conditions of the Asset Purchase Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning the Asset Purchase Agreement are qualified by reference to said Exhibit.

In connection with the acquisition of the assets from the Seller, the Company entered into an employment agreement with Mr. Felix Elinson, the chief principal officer of the Company, and consultancy agreements with two consultants who will assist us in  managing  the business and our technology as well as the requirements of being a public company.

On February 22, 2011, the Company entered into an Employment Agreement with Felix Elinson, pursuant to which Mr. Elinson became employed as our chief executive officer. As chief executive officer, Mr. Elinson is responsible for developing our business strategies, policies and operations, as well as such duties consistent with his position as the principal executive offer of the Company. In consideration for his services, Mr. Elinson will be compensated with a monthly salary of $7,200 to be paid bi-monthly on the first and fifteenth business day of each month. Commencing upon the earlier to occur of the consummation of an equity financing of $1,000,000 or the first full month in which we have 15,000 paying subscribers, his compensation shall increase to $12,000 per month. Mr. Elinson has agreed not to compete with the Company during the term of his employment and for a period of one and a half years thereafter. Mr. Elinson also agreed not to disclose confidential information. Although the agreement is on a month to month basis, we may terminate Mr. Elinson for cause at any time immediately upon written notice and should he be terminated, he is entitled to compensation accrued through the date of termination.

On February 22, 2011, we entered into a Consulting Agreement with Yitz Grossman pursuant to which he was retained as a consultant to advise us on corporate development and introduce the Company to some of his contacts which may have an interest in investing in the Company.  The term of his agreement is for a period of 3 years and shall automatically be extended for an additional 3 years should we raise at least $3,000,000 gross capital. We agreed to compensate Mr. Grossman with the monthly sum of $10,000 to be paid bi-monthly on the first and fifteenth business day of each month, said payments to commence upon the earlier of the consummation of an equity financing of $2,000,000 or the first full month in which we have 15,000 paying subscribers.  Mr. Grossman has also agreed not to compete with the Company during the term of his consultancy and for a period of one and a half years thereafter. Mr. Grossman has also agreed to not to disclosed confidential information. We have the right to terminate him for cause at any time immediately upon written notice and should he be terminated, he is entitled to compensation accrued through the date of termination.

On February 22, 2011, the Company entered into a Consulting Agreement with Lemberg Consulting Inc. for the services of Alex Lemberg, pursuant to which Mr. Lemberg will serve on a month to month basis as a consultant to us and provide technological and technical services, including software data and code creation and edits, template creation and edits, software language modification, creation, implementation and changes to software architecture and backbone relating to search engine and all other services relating to our technological and marketing operations. In consideration for his services, the consultant will be compensated with a monthly salary of $6,000 to be paid bi-monthly on the first and fifteenth business day of each month.  Commencing upon the earlier to occur of the consummation of an equity financing of $1,000,000 or the first full month in which we have 15,000 paying subscribers, the compensation shall increase to $10,000 per month. Mr. Lemberg has agreed not to compete with the Company during the term of his consultancy and for a period of one and a half years thereafter. Mr. Lemberg has also agreed not to disclose confidential information and that the execution of the agreement and the performance of his duties to the Company do not violate or breach any employment, consulting, or other agreement nor breach of non-competition or similar agreements. We may terminate the consultant for cause at any time immediately upon written notice and should he be terminated, he is entitled to compensation accrued through the date of termination.

For all the terms and conditions of the Employment Agreement and the Consulting Agreements, reference is hereby made to such agreements annexed hereto as Exhibits 10.2, 10.3 and 10.4. All statements made herein concerning the foregoing agreements are qualified by reference to said Exhibits.

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required to be disclosed under this Item 2.01 is set forth above under Item 1.01 and is incorporated hereunder by reference.

Form 10 Information

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward- looking  information  includes  statements  relating to future  actions, market acceptance, future performance,   costs  and   expenses,   outcome of contingencies,  financial condition, results of operations,  liquidity, business strategies,  cost savings,  objectives of management,  and other such matters of the Company.  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking  information to encourage companies to provide prospective  information about themselves  without fear of litigation so long as that  information  is  identified  as  forward-looking  and  is  accompanied  by meaningful cautionary statements  identifying important factors that could cause actual results to differ  materially  from those  projected in the  information.

Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by us. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

Corporate History

Game Face Gaming, Inc., a Florida corporation (the “Company”) was incorporated on December 24, 2009 under the name Intake Communications, Inc. From inception up until February 10, 2011, the Company intended to provide software to companies to help them market and sell their music and entertainment content to consumers. While the Company had identified product requirements, product development had not started and the Company had not commenced business operations other than organizational, start-up, capital formation activities, filing its registration statement and meeting its obligations as an SEC reporting company.

On January 6, 2011 our Board of Directors and majority shareholder approved an amendment to our Articles of Incorporation to affect a 13 for 1 forward stock split of our issued and outstanding common stock in the form of a dividend and change our corporate name to Game Face Gaming, Inc. In connection with such resolutions, on January 7, 2011 we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida which became effective on January 25, 2011. There was no change in the par value of our common stock.

As disclosed in the Current Report filed with the Securities and Exchange Commission on February 11, 2011, Ron Warren, the principal shareholder and sole officer and director of the Company, entered into a Stock Purchase Agreement which provided for the sale of his 11,333,333 shares of common stock of the Company (the “Control Shares”) to Punim Chadoshos, LLC, a New York limited liability company. The consideration paid for the Control Shares, which represented 40.57% of the issued and outstanding share capital of the Company on a fully-diluted basis at the time of such sale, was $50,000. Punim Chadoshos, which is owned by a trust, used funds which it borrowed to purchase the Control Shares. On February 22, 2011 Punim Chadoshos executed a non-competition/confidentiality agreement pursuant to which it agreed that for a period of one and one half years, it will not compete with the business of the Company and for a period of 3 years it shall not directly or indirectly, solicit, divert or recruit or encourage any employees, agents or consultants of the Company to leave the employ of the Company or terminate or alter their contractual relationship with the Company. Punim Chadoshos also agreed that it shall not disclose confidential information.

Simultaneous with such purchase and sale by the Punim Chadoshos, Mr. Warren resigned from all his positions with the Company. Felix Elinson and Irving Bader were appointed to the Board of Directors, and Mr. Elinson was appointed President and Chief Executive Officer and Mr. Bader the Secretary. In addition, Mr. Warren canceled 104,666,667 shares of the Company previously owned by him and no longer owns any shares in the Company.

Since the change of control and the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company is now in the business of operating a non-wagering, non-games of chance (such as chess, poker, and backgammon), multi-platform, multiplayer and social software company.

The Company

The Company seeks to develop, market and operate a non wagering internet gaming website by incorporating proprietary technologies that will provide players with streaming video, audio and messaging capabilities. We believe that these enhancements will dramatically enhance the players’ online gaming experiences. Management is not aware of any online games sites which offer players the ability to see one another and speak live during game play.

We are committed to responsible game-play and are not a gambling site - we want to encourage people to play competitively to win prizes without requiring them to risk losing money. The only cost to players will be a monthly membership fee. Because we do not offer gambling, players cannot lose money, but still provide an exciting and entertaining experience. It is our belief that this is legal for U.S. residents because our  members pay a monthly fee to play the games we will offer. It is contemplated that our members  will pay us a monthly fee, which gives them a certain amount of points. These points are then used to enter tournaments and/or play games on the site. Each game will have its own entry fee in terms of points. Additional points are not purchased; instead they are won based on a member's standing in various tournaments played on our site .

We will require additional capital to develop and expand our gaming platform from beta testing to  a full launch. We estimate that within the next 12 months we will need approximately $1,000,000 to make our site live, market the site to obtain members and generate revenues from members.

There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain such amount of funds through bank loans, lines of credit or any other sources.  Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable company.

Our Technology

We currently own provisional patent application number 61/423,751, titled "reality gaming social network", integrating the activity of playing games with the ability to interact with real users in real-time. We expect to update the provisional patent as we add games to our platform .

Our software is designed in ASP.Net 2 and Flash, and the database is built?   in MS SQL and Flash Media Server. Utilizing this approach, we hope to provide video streaming and voice quality capabilities to more than 1 million players at one time. Because our infrastructure exists on cloud based technology, our platform enables rapid and immediate response to higher demand.

Cloud computing is by far the most economical way to scale up capacity, because as the need presents itself all we need to do is  open up a new server and access the required server. This method not only enables us to determine the exact configuration and bandwidth which we need to use, but then we only have to pay for what we need and use.

We are currently using cloud computing provided by Rackspace.com on a monthly basis. Rackspace offers data centers which simultaneously handle the resource requests from multiple clients. With everything in the data centers, we do not need to have our own information technology setup related directly to the constant upkeep of servers. We currently pay $700 per month for this service. Our gaming systems have been designed to meet the most demanding security standards. We use the same technology currently employed by Amazon and Dell to secure their e-commerce sites' client information.All sensitive data will be securely transmitted and stored in encrypted databases with Rackspace.com.

We also believe that the use of ASP.Net in the front-end makes our system fully secure and encrypted from hackers because the software is running from the server instead of being downloaded to a player’s computer. This design makes the system more secure and provides less chances of the system slowing down and/or crashing.

Products

Our first game offering will be poker.  Poker was selected as the Company’s inaugural game product because our platform and technology (live, interactive video and chat) will enable players to see and speak to each other in real-time. Our technology will allow play not merely based on the cards being held in hand but also using the skill required to see and read the opponent’s face; the proverbial ‘poker face’.

We hope to offer people the opportunity to participate in tournaments, which are the ultimate poker players' thrill. A tournament is a poker game in which each player starts with an equal amount of chips. All of the players in the tournament continue to play until one player has amassed all of the chips. Each tournament has a buy-in as well as a fee. The buy-in is put into the prize pool; the fee is kept by the Company. The size of the prize pool depends on the number of people playing in the tournament and is paid out in its entirety to the winner.

To start the tournament, each player is dealt a card. The player with the highest card starts the game as the dealer. Each player's goal is to amass as many chips as possible. Players who lose all of their chips are out of the tournament. As the tournament continues, more and more players are eliminated until only the tournament winner remains

Members will be given a tournament rating that is a measure of how successful they are in our tournaments. The tournament rating is a score that is based on a player’s multi-table tournament performance and is constantly changing as the player plays more multi-table tournaments. Tournament ratings allow a player to see how he is doing and track his progress as he becomes a better player. We also hope to run special tournaments in which a player can play against players with similar tournament ratings. This will allow players the opportunity to play against other players of similar skill level.
The numerical value of a player’s tournament rating is determined by a complex formula that takes into account primarily where the player is placed in a given multi table tournament and how many total people were in the tournament. The player’s tournament rating then determines his color level, which starts at the Red level and progress to Green and finally to Black -- the highest color level. The more multi table tournaments he plays, the size of the tournaments and how he place in these tournaments will determine whether the player’s score and color level move up or down. In general, the better the player’s performance, the higher his numerical tournament rating score.

The Company hopes to offer other types of tournaments, including:

Shootouts: A shootout is a special kind of multi-table tournament. Traditionally, when a player plays in a multi-table tournament, players are moved from table to table to balance the number of players at each table. Eventually, the fortunate last nine players end up at the "final table". In a shootout, no such table balancing is done. A player remains at his original table until only one player is left standing. If he wins at that table, he advances to another table and repeats the process against other players who have each won at previous respective tables.

Double Shootout: In a Double Shootout, a player needs to win two tables to win the event, although often there is some money for everybody who makes the second table.  Each starting table is played to its conclusion; the final table is formed of the winners of the first round matches.

Triple Shootout: In a Triple Shootout, a player must win three tables to win the entire event (again, there may well be some prize money distributed along the way). For example, assuming a standard (9 players per table) triple shootout is full, 729 players will be placed, 9 per table, at 81 tables within the tournament. Each table will play until there is one player remaining with all of the chips from that table. The 81 players remaining will then be moved to 9 tables for Round 2. As in Round 1, each table will play until one player has all of the chips from that table. Finally, the 9 remaining players will advance to the final table, where the champion of the tournament will be determined.

Note that this whole process could be extended to quadruple shootouts and on up. Also, the tables don't necessarily have to start at nine players each. For instance, it is possible to run a triple shootout with four-player tables (a total of 64 players in each event).

Satellite: A satellite is a tournament in which the prize is an entry into a larger tournament. It can be less expensive to enter a satellite than it would be to enter the main tournament directly. Multi-table satellites are scheduled as regular tournaments, and the sign-up details and play are identical.

Freerolls: a "freeroll" is another type of tournament in which entry is completely free. There is no buy-in and no entry fee, but there are cash prizes available to win. We hope to hold many of these events on a daily basis.

Sit & Go: A "Sit & Go" is a tournament that is not regularly scheduled; it simply begins when all the seats are filled. We hope to offer several kinds of Sit & Go tournaments, including single table, multi table, and heads up events.

We intend to quickly expand the network beyond poker to include global staples in gaming such as backgammon, chess and checkers.

Market

Management has exhaustively studied the state of multi-platform, multiplayer non-wagering, non-games.  We feel that the gaming industry presents an ever increasing market and excellent opportunities for growth. The Company intends to market the first online gaming product which will deliver video, audio and texting functionality along with the ability to allow users to create their own private tables and host their own private tournaments.

It is hoped that our proprietary technology will allow for interactive, face-to-face competition, which we believe is the only medium which allows for the true test of a poker player's skill. Without the possibility of being able to see and affect your opponent psychologically, the game might as well not be played .

Our Strategy

Management believes that the Company will be able to generate revenues from the following sources: (1) monthly membership fees; (2) advertisements; (3) tournament plays; (4) social network community; and (5) e-Commerce.

Monthly Membership Fees

Players on our game site will be grouped into two communities, members and non members. Membership packages will consist of monthly payments, the price being dependent on the package the person selects.  Our non-member community will accumulate “Fun Points”, while players in our member community will accumulate prize points leading to large cash and prize rewards.

A player in our non-member community will need to accumulate points in order to have chance to play for small cash and merchandise prizes. The player would be able to do this by winning these points playing in tournaments with other players or private tables. The tournaments will have various jackpots depending on the size of the entry fee based on the point system. For example a tournament that had an entry fee of 5 points would let a player potentially win a 25 point jackpot.

Our member community will be able to play for prize points enabling them to win big cash prizes and giveaways. For a monthly fee, players will be given the opportunity to access:

•	Entry into cash tournaments with over $150,000 in monthly prizes;
•	A proprietary tournament rating based on actual play;
•	Live chats customer service;
•	Live phone support Mondays through Fridays;
•	Exclusive player's club newsletters; and
•	No ads, no interruptions game play.

We plan to attract members with different incentive programs to sign up.  For example, offering a free webcam to the first 1,000 users, Free Rolls and prize giveaways.

Advertisement – We anticipate developing a strong following in the “Play for Fun” portion of the website in the early days following our beta testing. We hope this provides us with an opportunity to generate advertisement dollars.

Tournament Plays – This component of the online gaming industry is by far one of the most popular and lucrative venues. The launch of “Tournament Play” will drastically increase the number of user’s who register on a monthly basis. We also hope that this will lead to even greater advertisement revenues.

Social Network Community – Up until now the social aspect of online poker has been relatively small when compared to other niche based communities.  The existing format of online poker forces players to play as many hands as possible without any interaction among the players Since players are unable to speak or directly view their opponents, there is no reasonable opportunity for them to interact with each other than on the hands played.

With the advent of our technology players will be able to see, communicate, and otherwise interact with other players in our online community. Our technology provides a new dimension of interaction which we hope will lead towards the development of social groups. We believe that this concept will help make us the most diverse and popular online poker social networks which we hope will lead to a larger player base, as compared to a standalone poker room, ultimately leading to greater revenues.

e-Commerce – In the natural course of development, we hope that merchants will find the online social community fertile ground to offer gambling related products and services. We will provide our e-commerce partners with the ability to market and sell their products directly through payment processing software. We will take a small percentage from each transaction we process adding to our list of revenue streams.

Risk Factors

A smaller reporting company is not required to provide this information.

Properties

The company does not own any real estate or other properties. The company's office is located at 20 East Sunrise Highway, Suite 202, Valley Stream, NY 11581. The business office is located at the office of one of our consultants at no charge. It is currently sufficient for our operations.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of February 23, 2011, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 50,600,000 shares of our common stock issued and outstanding. Unless otherwise indicated, the address of each person listed is c/o Game Face Gaming, Inc., 20 East Sunrise Highway, Valley Stream, NY 11581.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Felix Elinson1 2928 West 5th Street Brooklyn, NY 11224	11,333,333	22.4%

Irving Bader2	11,333,333	22.4%

Punim Chadoshos, LLC	11,333,333	22.4%

Elina Leonova3 319 East 24th Street New York, NY 10010	11,333,334	22.4%

Directors and officers as a group (2 persons)	22,666,666	44.8%

1 Mr. Elinson is the President and Chief Executive Officer and a director of the Company.
2 Mr. Bader, who is the Secretary and a director of the Company, is the trustee of the trust which owns all of the issued and outstanding stock of Punim Chadoshos, LLC, a  New York limited liability company.
3 Mrs. Leonova is the wife of Alex Lemberg, a consultant to the Company.

Punim Chadoshos, LLC has granted a proxy to Alex Lemberg to vote its shares in the event that the Company has paid in full and satisfied all its obligations pursuant to the $300,000 of convertible notes that the Company intends to offer and sell in a private placement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position
Felix Elinson	42	President, Chief Executive Officer; Director
Irving Bader	71	Secretary and Director

Felix Elinson has been our President and Chief Executive Officer since February 11, 2011. Since February 2008, Mr. Elinson has served as a Strategic Partner in Mega M LLC, a registered merchant services, credit card processing company in New York., From August 2003 to January 2008, Mr. Elinson served as the Chief Executive Officer of Fresh Start Management Consulting Corp. where he was involved in various types of international commodity trading transactions . From August 2000 to July 2003 he worked as an independent consultant. From May 1993 to July 2000, Mr. Elinson worked for futures & commodity firms as a Senior Sales Manager and trader such as Tran World Metals (cotton division, 1993-1997) and ICG (International Commodity Trading Group, Futures Division,1998-2000.

Irving Bader has been the Secretary and a director of the Company since February 11, 2011. From 1973 to present, Mr. Bader has been the owner and a director of the Seneca Lake Camp, a organization engaged in providing summer outdoor sporting activities for children ages 7_ to 18.  From 2002 to present, Mr. Bader has been the director and anchor for the Jewish Sport Network and from 2005 to present he has been the director of Athletics and an Associate Professor of Physical Education at Touro College. Mr. Bader is also the author of “A Pre-School P.E. Curriculum-An Adaptive Approach and “Motor Education for Retarded and Other Handicapped Children”.

There are no familial relationships among any of our officers or directors, except that Irv Bader is the father-in-law of Yitz Grossman, one of our consultants.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Each director of the Company serves for a term of one year or until such director’s successor is duly elected and is qualified.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until such officer’s successor is duly elected and is qualified.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent”.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on December 24, 2009, we have not paid any compensation to our directors and executive officers in consideration for their services rendered to our Company in their capacities as such. We have no employment agreement with our executive officers or directors. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on December 24, 2009, no stock options or stock appreciation rights were granted to our directors or executive officers and our directors or executive officers have not exercised any stock options or stock appreciation rights, and do not hold any unexercised stock options. We have no long-term incentive plans.

We have a month to month employment agreement with Felix Elinson, our principal executive and financial officer, pursuant to which Mr. Elinson is to receive a monthly salary of $7,200; commencing upon the earlier to occur of the consummation of an equity financing of $1,000,000 or the first full month in which we have 15,000 paying subscribers, his compensation shall increase to $12,000 per month. See Item 1.01 above for a full description of said agreement.

Outstanding Equity Awards

Our directors or executive officers do not hold any unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on December 24, 2009, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Certain Relationship and Related Transactions, and Director Independence

For the period ended December 31, 2009, we had issued 9,000,000 common shares to Ron Warren, who was our sole officer and director for a total consideration of $9,000. The consideration was $6,000 in cash and a subscription receivable for $3,000. The issuance of the shares was made to Mr. Warren, an individual who is a sophisticated and an accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933, as amended, by reason of Section 4 (2) of that Act.

On February 22, 2011 we issued 22,666,666 to the Seller in consideration of the intellectual rights relating to operating multi-platform, multiplayer non-wagering, non-games of chance.  The issuance of the shares was exempt from registration of the Securities Act of 1933, as amended, by reason of Section 4 (2) of that Act. The Seller transferred 11,333,334 of said shares to Elina Leonova, the wife of Alex Lemberg, a consultant to the Company, and 11,333,333 shares to Felix Elinson, our president and chief executive officer.

We have an employment agreement with Felix Elinson, our principal executive and financial officer.

As described above, Punim Chadoshos, a shareholder holding 22.4% of our issued and outstanding stock, executed a non-competition/confidentiality agreement with the Company

Alex Lemberg, a consultant to the Company, is married to Elina Leonova, who holds 22.4% of our issued and outstanding stock. In addition, Punim Chadoshos has granted Mr. Lemberg a proxy to vote its shares when the Company has paid in full and satisfied all its obligations pursuant to the $300,000 of convertible notes that the Company intends to offer and sell in a private placement.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is eligible to be traded under the Symbol “IKCC” on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The corporate action of changing our name to Game Face Gaming, Inc. has not resulted in a symbol change. There has been no active trading in the Company’s securities, and there has been no bid or ask prices quoted.

As described above, on January 25, 2011 we effectuated a 13 for 1 forward stock split. All figures in this Current Report regarding the number of shares issued and outstanding reflect such stock split.

Holders

As of February 22, 2011, there were 50,600,000 common shares issued and outstanding, which were held by 45 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Equity Compensation Plans

We do not have any equity compensation plans.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

The Company is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended December 31, 2009, we had issued 9,000,000 (not taking the January 2011 13 for 1 forward stock split into effect) common shares to Ron Warren, a former officer and director for a total consideration of $9,000. The consideration was $6,000 in cash and a subscription receivable for $3,000. The issuance of the shares was made to Mr. Warren of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

On February 22, 2011 we issued 22,666,666 to the Seller in consideration of the intellectual rights relating to operating multi-platform, multiplayer non-wagering, non-games of chance.  The issuance of the shares was exempt from registration of the Securities Act of 1933, as amended, by reason of Section 4 (2) of that Act. The Seller transferred 11,333,334 of said shares to Elina Leonova, the wife of Alex Lemberg, a consultant to the Company, and 11,333,333 shares to Felix Elinson, our president and chief executive officer.

Purchases of Equity Securities by the Small Business Issuer and Affiliated Purchasers

For the period ended December 31, 2010, we have not repurchased any shares of our common stock. On February 11, 2011 Ron Warren, our former officer and director, canceled 104,666,667 shares of the Company.

Description of Registrant’s Securities

Common Stock

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $.0001 (the “Common Stock”) for an aggregate par value of twenty five thousand dollars ($25,000). The Common Stock:

*have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Indemnification of Directors and Officers

The Florida Business Corporation Act, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Florida law, our  directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document
10.1	Asset Purchase Agreement dated February 22, 2011 between Game Face Gaming, Inc. and Lemberg Consulting Inc.

10.2	Employment Agreement dated February 22, 2011 between Game Face Gaming, Inc. and Felix Elinson

10.3	Consulting Agreement dated February 22, 2011 between Game Face Gaming, Inc. and Yitz Grossman

10.4	Consulting Agreement dated February 22, 2011 between Game Face Gaming, Inc. and Lemberg Consulting, Inc. and Alex Lemberg

10.5	Non-Competition Agreement dated February 22, 2011 between Game Face Gaming, Inc. and Punim Chadoshos, LLC.

10.6	Proxy executed by Punim Chadoshos, LLC.

10.7	Contract Agreement dated November 19, 2009 between Icreon Communications (P) Ltd. and Lemberg Consulting Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME FACE GAMING, INC.

By:	/s/ Felix Elinson
Name:	Felix Elinson
Title:	Chief Executive Officer

Date:  February 28, 2011